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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF CROSS TIMBERS OIL COMPANY

                                                      Jurisdiction of
                                                      Incorporation
                                                      -------------
     Cross Timbers Operating Company                     Texas
     Cross Timbers Energy Services, Inc.                 Texas
     Cross Timbers Trading Company                       Texas
     Mega Natural Gas Company, LLC                      Oklahoma
     Redwine Holding, LLC                               Delaware
     Ringwood Gathering Company                         Delaware
     Spring Holding Company                             Delaware
     Spring Resources, Inc.                             Oklahoma
     Timberland Gathering & Processing Company, Inc.     Texas
     WTW Properties, Inc.                                Texas
     Whitewine Holding Company                           Texas